UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

IPIC ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	82-3129582 (I.R.S. Employer Identification No.)

Mizner Park, 433 Plaza Real, Ste. 335 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.0001 per share	Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☒

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 024-10773.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

This registration statement relates to the Class A Common Stock, par value $0.0001 per share, of iPic Entertainment Inc. (the “Registrant”). Reference is made to the information set forth under the caption “Description of Securities” in the Offering Circular included in the Registrant’s Offering Statement on Form 1-A (File No. 024-10773) initially filed with the Securities and Exchange Commission on December 13, 2017, as amended from time to time (the “Offering Statement”). This information is incorporated herein by reference. Any form of Offering Circular or Supplement to the Offering Statement that includes such descriptions and that are filed subsequently to the Offering Statement are hereby also incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 31, 2018	IPIC ENTERTAINMENT INC.

	By:	/s/ Paul Westra
	Name: Title:	Paul Westra Chief Financial Officer